Exhibit 99.1


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Ford Motor Credit Company                                             One American Road
                                                                      P.O. Box 1732
                                                                      Dearborn, MI  48121

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To:              Wachovia Bank of Delaware,                    Standard & Poor's Rating Group
                 National Association, as Owner                Attn: Asset Backed Surveillance Group
                 Trustee under the Amended and                 55 Water Street - 40th Floor
                 Restated Trust Agreement, dated               New York, NY 10041
                 as of January 1, 2005
                 Attn: Corporate Trust Department              Moody's Investor Service
                 300 Delaware Avenue                           Attn: ABS Monitoring Department
                 9th Floor                                     99 Church Street
                 Wilmington, DE  19801                         New York, NY 10007

                 The Bank of New York, as
                 Indenture Trustee under
                 the Indenture dated                           Fitch, Inc.
                 as of January 1, 2005                         Attn: Asset Backed Surveillance
                 Attn: ABS Finance Unit                        1 State Street Plaza
                 101 Barclay Street - 8th Floor West           New York, NY 10004
                 New York, NY 10286

Re:              Ford Credit Auto Owner Trust 2005-A


                                               OFFICER'S CERTIFICATE

                                     SERVICER'S ANNUAL STATEMENT AS TO COMPLIANCE

                Pursuant to Section 3.10 of the Sale and Servicing Agreement by and among
        Ford Credit Auto Owner Trust 2005-A, Ford Credit Auto Receivables Two LLC,
        as Seller, and Ford Motor Credit Company, as Servicer ("Servicer"), dated as of
        January 1, 2005 (the "Agreement"), the undersigned officer of the Servicer, does state that:

        1.       A review of the activities of the Servicer and of its performance under the Agreement during the period from January 1, 2005 to December 31, 2005 has been made under my supervision.

        2.       Based on this review and to the best of my knowledge, the Servicer has fulfilled all its obligations under the Agreement throughout the aforementioned period in all material respects.



                                                       By:/s/ David Brandi
                                                              ----------------------------
                                                              Assistant Treasurer

Dated as of December 31, 2005


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